UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2021

PETMED EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Commission file number: 000-28827

Florida	65-0680967

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification number)

420 South Congress Avenue, Delray Beach, FL 33445
(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (561) 526-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2021, the Board of Directors (“Board”) of PetMed Express, Inc. (the “Company”) appointed Mathew N. Hulett, age 51, as Chief Executive Officer and President of the Company and as a Board member. These appointments are effective as of August 30, 2021.

Mr. Hulett served as the Co-President of Rosetta Stone from January 2019 to July 2021 and was the President of Language at Rosetta Stone from August 2017 to July 2021. Rosetta Stone was previously a publicly held company (NYSE: RST) until taken private in October 2020. Mr. Hulett's duties at Rosetta Stone included leading all the entire business operations and strategic direction for the company's language business. Prior to that, from October 2015 to March 2018, Mr. Hulett served as Entrepreneur in Residence at Voyager Capital, an information technology venture capital firm. From December 2015 to April 2017, Mr. Hulett served as the Chief Product Officer at TINYpulse, a privately held SaaS- based Human Resources technology provider, where he was responsible for driving product strategy, design and development. From May 2013 to September 2015, Mr. Hulett served as the Chief Executive Officer of Click Sales, Inc. (dba ClickBank), a privately held, top-100 internet retailer that provides digital lifestyle products to customers in 190 countries. Prior to ClickBank, Mr. Hulett served as Senior Vice President of RealNetwork’s games division from August 2010 to May 2013, where he led the right-sizing effort of the traditional gaming business and led the business’ turnaround strategy pivot into social and mobile gaming. He has also held the CEO role at AdXpose and was President of the corporate travel division of Expedia. He received his Bachelor of Arts degree in Marketing and Information Systems from the University of Washington.

There are no family relationships between Mr. Hulett and any other director or executive officer of the Company. There are no understandings or arrangements between Mr. Hulett and any other person pursuant to which Mr. Hulett was appointed as Chief Executive Officer, President and director. Mr. Hulett has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On August 25, 2021, the Company entered into an employment agreement with Mr. Hulett to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 30, 2021 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Mr. Hulett or the Company sixty (60) days prior to the end of the then current term, or is otherwise terminated as provided in the agreement. The employment agreement provides that Mr. Hulett will receive an annual base salary of $500,000, subject to periodic review for increases with the approval of the Board. Mr. Hulett will be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Hulett for his documented business expenses incurred in connection with his employment pursuant to the Company's standard reimbursement expense policy and practices. The employment agreement contains certain rights of Mr. Hulett and the Company to terminate Mr. Hulett’s employment, including termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Hulett for “Good Reason” as defined in the employment agreement within twelve (12) months of a Change in Control as defined in the employment agreement. Mr. Hulett is also entitled to severance pay equal to twelve (12) months of Mr. Hulett’s current base salary and eighteen (18) months of health insurance benefits in the event of his termination by the Company without Cause, or termination by Mr. Hulett for Good Reason within twelve (12) months of a Change in Control. The foregoing severance benefits are conditioned upon Mr. Hulett’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.

On August 30, 2021, Mr. Hulett also received an award of 90,000 shares of restricted stock (“RSU”) under the Company’s 2016 Employee Equity Compensation Restricted Stock Plan (the "2016 Plan"), which stock restrictions will lapse pro rata on each of August 30, 2022, August 30, 2023 and August 30, 2024, which are subject to forfeiture in the event of termination of employment (except as provided in the RSU agreement). Mr. Hulett also received an award of 510,000 shares of performance restricted stock (“PSU”) under the 2016 Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on (i) achieving absolute stock price hurdles within the three-year period from the date of grant, and (ii) continued employment through the performance period of three years from the date of grant, in accordance with the following schedule:

Absolute Stock Price Hurdle	Shares	Cumulative Shares
$40	85,000	85,000
$45	107,000	192,000
$50	106,000	298,000
$55	106,000	404,000
$60	106,000	510,000

Should none of the above absolute stock price hurdles be met during the three-year period from the date of grant no shares would vest. Once the absolute stock price hurdle is achieved, it will be considered to have met the absolute stock price hurdle, regardless of the stock price on the third anniversary of the date of grant. The absolute stock price hurdle would be considered to have been met if the average closing stock price of the Company is at or above the absolute stock price hurdle for a period of ninety (90) consecutive trading days. If the shares would be considered to have met the absolute stock price hurdle, they will only vest on the third anniversary of date of grant, subject to Mr. Hulett’s continued employment through the performance period of three years from the date of grant (except as provided in the PSU agreement).

In the event of Mr. Hulett’s termination of employment by the Company without Cause, or termination by Mr. Hulett for Good Reason within twelve (12) months of a Change in Control, or upon the executive’s Disability, Mr. Hulett would be entitled to the following:

(a)
a portion of the PSU award would vest to Mr. Hulett based on actual performance (absolute stock price hurdles) achieved up until the date of such termination; any PSU shares not having met the absolute stock price hurdles would be forfeited, and

(b)
the restrictions on the RSU award will lapse on a pro rata portion (number of days elapsed in vesting year/365) of the current year’s restricted stock (if not already lapsed) on the date of such event; any RSU shares related to the remainder of the current year’s restriction period, or to a future year’s restriction period, would be forfeited.

The foregoing descriptions of the employment agreement, restricted stock agreement and restricted performance stock agreement with Mr. Hulett are only summaries and are qualified in their entirety by reference to the complete texts of such agreements, which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Employment Agreement with Mathew Hulett dated August 25, 2021

10.2	Restricted Stock Agreement with Mathew Hulett dated effective August 30, 2021

10.3	Restricted Performance Stock Agreement with Mathew Hulett dated effective August 30, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 30, 2021
PETMED EXPRESS, INC.

	By:	/s/ Bruce S. Rosenbloom
Name: Bruce S. Rosenbloom

Title: Chief Financial Officer